Exhibit 21


               SUBSIDIARIES OF MECHANICAL TECHNOLOGY INCORPORATED


                                                 Jurisdiction of
                                                 Incorporation or
Subsidiary Name                                  Organization
------------------------                         -----------------

Turbonetics Energy, Inc.                            New York

Ling Electronics, Ltd.                              United Kingdom

MTI International, Inc.                             Guam

Ling Electronics, Inc.                              California